                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Patina Oil & Gas Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        Patina Oil & Gas Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          PATINA OIL & GAS CORPORATION

                 Notice of 1999 Annual Meeting of Stockholders

                              and Proxy Statement

                                 April 23, 1999



IMPORTANT: WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON, THE ACCOMPANYING FORM OF PROXY SHOULD BE COMPLETED, SIGNED AND RETURNED AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED

                                                    PATINA OIL & GAS CORPORATION




                                 April 23, 1999



Dear Stockholder:

  On behalf of the Board of Directors, it is my pleasure to invite you to attend our 1999 Annual Meeting of Stockholders. It will be held in Denver, Colorado at the corporate offices of the Company at 1625 Broadway, Suite 2000 on Thursday, May 27, 1999 at 9:00 a.m. Mountain Daylight Time.

  The matters we will address at the Annual Meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement. Subsequent to the Annual Meeting, we plan to review the business and affairs of the Company and our plans for the coming year. Stockholders may submit questions. The Annual Report for the year ended December 31, 1998 is enclosed.

  Your representation and vote are important. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please consider, complete, date, sign and return the enclosed proxy card. You may revoke your proxy prior to or at the meeting and still vote in person if you so desire.

                                Sincerely yours,



                               Thomas J. Edelman
                                    Chairman



        1625 BROADWAY, SUITE 2000, DENVER, COLORADO 80202 (303) 389-3600

                         PATINA OIL & GAS CORPORATION
                           1625 Broadway, Suite 2000
                            Denver, Colarado 80202

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS


TIME AND PLACE:

          The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company" or "Patina") will be held at the corporate offices of the Company, 1625 Broadway, 20th floor, Denver, Colorado, on Thursday, May 27, 1999, at 9:00 a.m. Mountain Daylight Time.

ITEMS OF BUSINESS:

     1.  To elect a board of eight directors, each for a one year term.

     2. To consider and adopt an amendment to the Company's 1996 Employee Stock Option Plan, which amendment includes an increase in the number of options to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     3. To consider and adopt an amendment to the Company's 1998 Stock Purchase Plan to include an annual renewal of Common Stock reserved for possible purchase under the plan.

     4. To transact any other business which properly may be brought before the Annual Meeting or any adjournment(s) thereof.

RECORD DATE AND STOCKHOLDERS ENTITLED TO VOTE:

          Subject to the provisions of the By-laws of the Company, registered stockholders as of April 15, 1999 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy or (ii) that are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for the inspection by any stockholder who may be present.

Patina Oil & Gas Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

MEETING ADMISSION:

     If your Patina stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the list of stockholders, and in order to be admitted to the meeting, you must bring a letter or account statement showing that you were the beneficial owner of Patina stock on the record date.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 15, 1999 WILL BE ENTITLED TO VOTE AT THE ANNUAL MEETING.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   David J. Kornder
                                   Secretary

April 23, 1999
Denver, Colorado

                          PATINA OIL & GAS CORPORATION
                                 1625 BROADWAY
                                  SUITE 2000
                            DENVER, COLORADO 80202

                               ----------------
                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 27, 1999

                               ----------------
INTRODUCTION

     The Board of Directors of Patina Oil & Gas Corporation (the "Company") is soliciting proxies to be voted at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate offices in Denver, Colorado on May 27, 1999 at 9:00 a.m. Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 23, 1999.

VOTING AND REVOCABILITY OF PROXIES

     The matters covered by this proxy solicitation are (i) the election of eight directors, each for a one year term, (ii) the proposed amendment to the Company's 1996 Employee Stock Option Plan increasing the number of options to purchase shares of the Company's Common Stock, (iii) the proposed amendment to the Company's Stock Purchase Plan to allow for an annual renewal of the shares of Common Stock reserved for possible purchase under the plan, and (iv) such other matters, if any, as may be properly brought before the Annual Meeting.
The proxy permits stockholders to withhold voting for any or all nominees for election as directors and to vote against or abstain from voting on the other matters if the stockholder so chooses. At the close of business on April 15, 1999, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 16,217,016 shares of Common Stock. Each such share of Common Stock is entitled to one vote at the Annual Meeting. In addition, the Company had outstanding 1,735,031 shares of 8.50% Convertible Preferred Stock (the "8.50% Preferred Stock"). The 8.50% Preferred Stock entitles the holder to 2.6316 votes for each share held. Accordingly, the holders of the 8.50% Preferred Stock are entitled to a total of 4,565,907 votes on all matters to be considered at the Annual Meeting. A majority of the 20,782,923 votes outstanding is necessary for a quorum at the Annual Meeting.

     Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the nominees for director and proposals identified herein.

EXPENSES OF SOLICITATION

     The expenses of preparing, printing and mailing this proxy statement and
the proxies will be borne by the Company.   In addition, the Company may
reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone. The Company has retained ChaseMellon Shareholder Services for a fee of approximately $7,500 to solicit proxies on behalf of the Company.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain of such reports, proxy statements and other information filed by the Company are also available on the Internet at the SEC's World Wide Web site at http://www.sec.gov.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors has, by resolution, fixed the number of directors at eight. Each nominee is presently serving as a director and has served as a director of the Company or its predecessor for the period indicated in his or her biography. The term of each director presently serving will terminate at the Annual Meeting when the respective successor of each is elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board of Directors.

     If a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting by stockholders present or represented by proxy is required for the election of directors. A stockholder's abstention from voting will be counted in determining whether such a plurality vote was cast only if such stockholder is represented in person or by proxy at the Annual Meeting. Abstentions by or on behalf of stockholders not so represented and broker non-votes will be disregarded.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

Nominees for Election at Annual Meeting:

     CHRISTOPHER C. BEHRENS (38) has served as a Director of the Company since February 1999. Mr. Behrens was made General Partner at Chase Capital Partners during 1998. Chase Capital Partners is the private equity investment affiliate of The Chase Manhattan Bank and is a General Partner of Chase Venture Capital Associates, L.P. Before assuming such position, Mr. Behrens was a Vice President in The Chase Manhattan Corporation's Merchant Banking Group. He received his Bachelor of Arts from the University of California at Berkeley and his M.B.A. from Columbia University. Mr. Behrens also serves as a Director of Portola Packaging and The Pantry, Inc., as well as other private companies.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

     ROBERT J. CLARK (54) has served as a Director of the Company since May 1996. Mr. Clark is the President of Bear Paw Energy Inc., a wholly owned subsidiary of TransMontaigne, Inc. Mr. Clark formed Bear Paw Energy Inc. in 1995 and joined TransMontaigne in 1996 when TransMontaigne acquired a majority interest in Bear Paw Energy, Inc. From 1988 to 1995 he was President of SOCO Gas Systems, Inc. and Vice President - Gas Management for Snyder Oil Corporation ("SOCO"). Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. and its affiliate NICOR Exploration, Northern Illinois Gas and Reliance Pipeline Company. Mr. Clark received his Bachelor of Science Degree from Bradley University and his M.B.A. from Northern Illinois University. During 1998, Mr. Clark served on the Audit and Governance and Compensation Committees.

     BRIAN J. CREE (35) has served as Executive Vice President, Chief Operating Officer and Director of the Company since May 1996. Prior to the acquisition of Gerrity Oil & Gas Corporation by the Company in May 1996 (the "Gerrity Acquisition"), he served as Chief Operating Officer and a Director of Gerrity since 1993. From 1992 to 1993, Mr. Cree served as Senior Vice President - Operations and Chief Accounting Officer of Gerrity. Mr. Cree served as Vice President of Gerrity and its predecessor since 1990 and served in various accounting capacities with that company from 1987 to 1990. Prior to that, Mr. Cree was employed as an accountant with the public accounting firm of Deloitte, Haskins & Sells. Mr. Cree received his Bachelor of Arts Degree in Accounting from the University of Northern Iowa. During 1998, Mr. Cree served on the Dividend Administration Committee.

     JAY W. DECKER (47) has served as President since March 1998 and as a Director of the Company since May 1996. Mr. Decker had been the Executive Vice President and a Director of Hugoton Energy Corporation, a public independent oil company since 1995. From 1989 until its merger into Hugoton Energy, Mr. Decker was the President and Chief Executive Officer of Consolidated Oil & Gas, Inc., a private independent oil company based in Denver, Colorado and President of a predecessor company. Prior to 1989, Mr. Decker served as Vice President - Operations for General Atlantic Energy Company and in various capacities for Peppermill Oil Company, Wainoco Oil & Gas and Shell Oil Company. Mr. Decker received his Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. Mr. Decker also serves as a Director of FX Energy.

     THOMAS R. DENISON (38) has served as a Director of the Company since January 1998. Mr. Denison is a Managing Director and the General Counsel of First Reserve Corporation. He joined the corporation in January 1998 and opened its Denver office. Prior to joining First Reserve, he was a Partner in the international law firm of Gibson, Dunn & Crutcher LLP, a firm which he joined in 1986 as an Associate. Mr. Denison received his Bachelor of Science degree in Business Administration from the University of Denver and his Juris Doctor from the University of Virginia. Mr. Denison also serves as a Director of TransMontaigne, Inc. During 1998 Mr. Denison served on the Executive and Compensation Committees and was Chairman of the Audit and Governance Committee.

     THOMAS J. EDELMAN (48) has served as Chairman of the Board and Chief Executive Officer of the Company since its formation and was the Company's President until March 1998. He co-founded SOCO and was its President from 1981
through February 1997.   From 1980 to 1981, he was with The First Boston
Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from Harvard University's Graduate School of Business Administration. Mr. Edelman serves as Chairman of Range Resources Corporation, and is a Director of Petroleum Heat & Power Co. Inc., Star Gas Corporation and Paradise Music & Entertainment, Inc. Mr. Edelman is also a Trustee of The Hotchkiss School. During 1998, Mr. Edelman served as Chairman of the Executive and Dividend Administration Committees.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

     ELIZABETH K. LANIER (47) has served as a Director of the Company since January 1998. Mrs. Lanier has served as Vice President and General Counsel of General Electric Power Systems since August 1998. From 1996 to 1998, Mrs. Lanier served as Vice President and Chief of Staff of Cinergy Corp. Mrs. Lanier received her Bachelor of Arts Degree with honors from Smith College in 1973 and her law degree from Columbia Law School in 1977 where she was a Harlan Fiske Stone Scholar. Mrs. Lanier was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College in 1991 and an Honorary Doctorate of Letters in 1995 from the College of Mt. St. Joseph. From 1982 to 1996 she was a Partner in the Corporate and Litigation Departments of Frost & Jacobs, a law firm in Cincinnati, Ohio. From 1977 to 1982 she was with the law firm of Davis Polk & Wardwell in New York City. She is immediate past Chair of the Ohio Board of Regents. During 1998, Mrs. Lanier served on the Audit and Governance and Compensation Committees.

     ALEXANDER P. LYNCH (47) has served as a Director of the Company since May 1996. Mr. Lynch is currently a General Partner of The Beacon Group, a private investment and financial advisory firm. From 1995 to 1996, Mr. Lynch had been Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm. From 1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch received his Bachelor of Arts Degree from the University of Pennsylvania and his M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lynch also serves as a Director of Canadian National Railway Company. During 1998, Mr. Lynch served on the Executive and Audit and Governance Committees and was Chairman of the Compensation Committee.

BOARD AND COMMITTEE MEETINGS; COMMITTEES OF THE BOARD

     The Board held four meetings in 1998. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which they served except for Ms. Elizabeth Lanier.

     The Board has established four committees to assist in the discharge of its responsibilities. The committee membership of each Director is included with his or her biography.

     EXECUTIVE COMMITTEE. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. The Executive Committee did not meet during 1998.

     AUDIT AND GOVERNANCE COMMITTEE. The Audit and Governance Committee reviews the professional services provided by the Company's independent public accountants and the independence of such accountants from management of the Company. This Committee also reviews the scope of the audit coverage, the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit and Governance Committee met twice during 1998.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. The Compensation Committee is also responsible for the administration of the 1998 Stock Purchase Plan. This Committee advises and consults with management regarding other benefits and significant compensation policies and practices of the Company. This Committee also considers nominations of candidates for corporate officer positions. The Compensation Committee met twice during 1998.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

     DIVIDEND ADMINISTRATION COMMITTEE. The Dividend Administration Committee authorizes, declares and sets the record date for the dividends that are paid on the Company's Common Stock, its 7.125% Convertible Preferred Stock and the 8.50% Preferred Stock. The Dividend Administration Committee will declare the dividends quarterly unless instructed otherwise by the Board. The Dividend Administration Committee met eight times in 1998.

DIRECTOR COMPENSATION

     During 1998, non-employee directors of the Company received an annual retainer of $20,000, payable quarterly in shares of the Company's Common Stock having a market value of $2,500 and cash payments of $2,500. In addition, non-employee directors receive $1,000 for attendance at each meeting of the Board of Directors, and $250 for attendance at each meeting of a committee of the Board of Directors that cannot be held in conjunction with a meeting of the Board, in each case excluding telephone meetings. Directors are also reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

     In 1996, the Company adopted a stock option plan for non-employee directors (the "Directors Plan"). The Directors' Plan provides that the Company will automatically grant to each non-employee director, on the date of his appointment, election, reappointment or re-election as a member of the Board of Directors, a stock option for 5,000 shares of Common Stock. The exercise price for all director stock options is the fair market value on the date of grant. The duration of each option is five years from the date of award, and each option vests as to 30% of the shares covered after one year, an additional 30% of the shares after two years, and all remaining shares three years after the date of grant.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

BENEFICIAL OWNERSHIP OF SECURITIES

     The following table provides information as to the beneficial ownership of Common Stock of the Company as of April 15, 1999 by each person who, to the knowledge of the Company, beneficially owned 5% or more of the Common Stock of the Company, each director of the Company, the five most highly compensated executive officers, including the Chief Executive Officer ("Named Officers"), and by all executive officers and directors of the Company as a group. No directors or executive officers of the Company beneficially own any equity
securities of the Company other than Common Stock and warrants.   The business
address of each individual listed below is: c/o Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202.

                                                       PATINA COMMON STOCK
                                                   ---------------------------
                                                     NUMBER OF     PERCENT OF
                                                      SHARES         CLASS
                                                    OWNED(a)(b)   OUTSTANDING
                                                   -------------  ------------
Thomas J. Edelman (c)                              1,272,439           6.0%
Jay W. Decker                                        311,308           1.5
Brian J. Cree                                        224,588           1.1
David J. Kornder                                     102,056             *
Christopher C. Behrens (d)                         1,780,956           8.6
Robert J. Clark                                       44,499             *
Thomas R. Denison (e)                              2,577,480          12.4
Elizabeth K. Lanier                                    6,238             *
Alexander P. Lynch                                    14,499             *
All 13 executive officers
    and directors as a group                       6,511,217          30.3

Chase Venture Capital Associates, L.P. (d)         1,780,956           8.6
380 Madison Avenue, 12/th/ Floor
New York, New York 10017

First Reserve Fund VII, Limited Partnership (e)    2,574,480          12.5
475 Steamboat Road
Greenwich, Connecticut 06830

Glickenhaus & Co. (f)                              1,110,900           5.4
Six East 43/rd/ Street
New York, New York 10017-4641

*  Less than 1%

_______________________

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

(a) The number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after April 15, 1999, are as follows:
     Mr. Edelman, 412,400 shares; Mr. Decker, 36,800 shares; Mr. Cree, 122,810 shares; Mr. Kornder, 40,340 shares; Mr. Behrens, 0 shares; Mr. Clark, 9,500 shares; Mr. Denison, 3,000 shares; Mrs. Lanier, 3,000 shares; Mr. Lynch, 9,500 shares; and all 13 executive officers and directors as a group, 711,050 shares.
(b) The number of shares of Common Stock of the Company subject to common stock warrants exercisable at $12.50, are as follows: Mr. Cree 5,092 shares; Mr. Kornder 109 shares; and all 13 executive officers and directors as a group 5,527 shares.
(c) The number of shares of Common Stock owned by Mr. Edelman includes 8,000 shares owned by Mr. Edelman's spouse, to which Mr. Edelman disclaims beneficial ownership.
(d) Mr. Behrens may be deemed to share beneficial ownership of the 645,267 shares of the 8.50% Preferred Stock (convertible into 1,698,085 common shares) and 82,143 shares of Common Stock owned by Chase Venture Capital Associates, L.P. through his role with Chase Venture Capital Associates, L.P. Mr. Behrens disclaims beneficial ownership of such shares of the 8.50% Preferred Stock and Common Stock.
(e) Mr. Denison may be deemed to share beneficial ownership of the 932,053 shares of the 8.50% Preferred Stock (convertible into 2,452,791 common shares) and 118,651 shares of Common Stock owned by First Reserve Fund VII, Limited Partnership through its ownership of common stock of First Reserve Corporation, which is the sole general partner of First Reserve Fund VII, Limited Partnership. Mr. Denison disclaims beneficial ownership of such shares of the 8.50% Preferred Stock and Common Stock.
(f) The number of shares reported is based on information set forth in Schedule 13G dated February 1, 1999 filed by Glickenhaus & Co.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

Executive Compensation

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 1998 of the Named Officers.

SUMMARY COMPENSATION TABLE (a)
------------------------------

                                      ANNUAL COMPENSATION (b)                   LONG TERM COMPENSATION
                                    ---------------------------              -----------------------------
                                                                                                                ALL
                                                                              RESTRICTED      SECURITIES       OTHER
     NAME AND                STOCK                                                            UNDERLYING     COMPENSA-
PRINCIPAL POSITION           YEAR    SALARY ($)  $BONUS ($)(c)    OTHER(d)   AWARDS ($)(e)  OPTIONS (#)(f)  TION ($)(g)
---------------------------  -----  ----------  ---------------  ----------  -------------  --------------  -----------
Thomas J. Edelman (h)         1998    $358,333     $      -      $76,436        $        -         108,000      $48,413
Chairman and Chief            1997     303,535      350,000            -         2,652,188         300,000       41,594
   Executive Officer          1996     166,667       75,000            -                 -         100,000       27,974

Jay W. Decker (i)             1998     190,000       75,000       27,626           687,500          96,000       27,580
President

Brian J. Cree                 1998     207,500       47,000       14,846                 -          62,700       33,324
Executive Vice President      1997     200,000       95,000            -           144,141          40,000       36,594
                              1996     133,333      325,000            -                 -          80,000       23,357

David J. Kornder              1998     130,417       30,000       12,663                 -          34,800       22,663
Vice President,               1997     121,250       50,000            -           115,313          11,500       23,797
  Chief Financial Officer     1996      76,667       10,000            -                 -          23,000       11,912

Keith M. Crouch (j)           1998     151,667            -        6,023                 -          22,800       26,913
Senior Vice President,        1997     150,000       30,000            -           115,313          15,000       30,324
  General Counsel             1996     100,000        5,000            -                 -          30,000       16,624
________________________________

(a) Excludes the cost to the Company of other compensation that, with respect to any Named Officer, does not exceed the lesser of $15,000 or 10% of the Named Officer's salary and bonus.
(b) The salary amounts in the table are for the periods January 1, 1998 through December 31, 1998, January 1, 1997 through December 31, 1997 and May 2, 1996 through December 31, 1996. Prior to May 2, 1996 (the effective date of the Gerrity Acquisition), the Company had no employees.
(c) Bonuses are paid in March of each year based on performance during the preceding year. Bonus amounts are accrued in the year preceding the year in which the bonus is paid. Bonus amounts for 1998 for Messrs. Decker, Cree and Kornder were paid in shares of common stock contributed to the Company's deferred compensation plan on their behalf.
(d) Other annual compensation relates to the purchase of the Company's Common Stock at a discount to market under the 1998 Stock Purchase Plan. Participants purchased shares with cash or a portion of their 1997 bonus under the plan during 1998 as follows: Mr. Edelman, 108,076 shares; Mr. Decker, 40,000 shares; Mr. Cree, 27,832 shares; Mr. Kornder, 19,220 shares; and Mr. Crouch, 10,561 shares.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

 (e) The 1998 restricted stock award of 100,000 shares, valued at the grant date price of $6.875 per share, totaled $687,500. This award, valued at the year-end per share price of $2.9375, totaled $293,750. The award was granted to Mr. Decker in conjunction with his appointment as President and generally vests at 33% per year in March 1999, 2000 and 2001. The 1997 restricted stock award, valued at the 1997 year-end per share price of $7.6875, was granted to certain officers and key managers of the Company in conjunction with the October 1997 transactions that resulted in the elimination of SOCO's ownership in the Company. These shares generally vest at 25% per year on January 1, 1998, 1999, 2000 and 2001.
(f) Stock options were granted in May 1996, February 1997, October 1997, February 1998, March 1998 and May 1998. In future years, stock options will generally be granted in February or March of each year based in part on performance during the preceding year.
(g) Includes amounts accrued or contributed for the year for the Named Officers under the Company's Profit Sharing and Savings Plan and as matching contributions under the Company's Deferred Compensation Plan for Select Employees as follows:

                                      PROFIT                 DEFERRED
                                   SHARING PLAN          COMPENSATION PLAN
                                   ------------          -----------------
   Thomas J. Edelman    1998         $12,580                    $35,833
                        1997          16,594                     25,000
                        1996          15,474                     12,500

   Jay W. Decker        1998           8,580                     19,000

   Brian J. Cree        1998          12,580                     20,750
                        1997          16,594                     20,000
                        1996          13,357                     10,000

   David J. Kornder     1998           9,621                     13,042
                        1997          11,672                     12,125
                        1996           6,162                      5,750

   Keith M. Crouch      1998          11,746                     15,167
                        1997          15,324                     15,000
                        1996           9,124                      7,500

(h) Mr. Edelman waived his 1998 bonus and has voluntarily reduced his salary for the final nine months of 1999 to an annual rate of $120,000. In consideration of these and other compensation arrangements, and to further align his interests with those of the stockholders, he was awarded 100,000 shares of restricted Common Stock in April 1999 and was simultaneously granted options to purchase 300,000 common shares. The options, granted subject to stockholder approval of Proposal II, are exercisable at a price of $3.9375 per share, the fair market value of the Common Stock on the date of grant, and will vest over the next three years.
(i) Mr. Decker joined the Company as President in March 1998. His annual salary is $240,000.
(j) Mr. Crouch served as the Company's Senior Vice President and General Counsel during 1998 and left the Company in February 1999.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

STOCK OPTION GRANTS AND EXERCISES

  In 1996, the Company adopted the Employee Stock Option Plan which is administered by the Compensation Committee and provides for the granting of options to purchase shares of Common Stock to key employees of the Company and certain other persons who are not employees of the Company, but who from time to time provide substantial advice or other assistance or services to the Company. The plan permits options to acquire the lesser of three million shares of Common Stock or 10% of outstanding Common Stock at the time of the grant. The Company is proposing to amend the 1996 Employee Stock Option Plan to increase the number of options to purchase shares of Common Stock through Proposal II. During 1996, options to purchase 512,000 shares of Common Stock were granted to 50 employees at an average exercise price of $7.75 per share. During 1997, options to purchase 271,000 shares of Common Stock were granted to 56 employees at an average exercise price of $9.25 per share. During 1998, options to purchase 614,000 shares of Common Stock were granted to 65 employees at an average exercise price of $7.03 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant. All such options granted during 1996, 1997 and 1998 were for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after three years. In addition to the above, and in accordance with his employment agreement, Mr. Edelman was granted a five year fully vested option in October 1997 to purchase 250,000 shares of Common Stock at $9.875 per share.

STOCK OPTION GRANTS

  The following table sets forth information for the fiscal year ended December 31, 1998 with respect to the grant of stock options to the Named Officers. The stock options were granted at the market price on the date of grant. No stock appreciation rights have been granted by the Company.

                                             STOCK OPTION GRANTS
                     -----------------------------------------------------------------------------------
                        NUMBER OF      % OF TOTAL                           POTENTIAL REALIZABLE VALUE
                       SECURITIES        OPTIONS                            AT ASSUMED ANNUAL RATES OF
                       UNDERLYING      GRANTED TO    EXERCISE                STOCK PRICE APPRECIATION
                     OPTIONS GRANTED  EMPLOYEES IN    PRICE    EXPIRATION      FOR OPTION TERMS (a)
    NAME                    #         FISCAL YEAR    $/SHARE      DATE            5%            10%
-------------------  ---------------  ------------   --------  ----------      ------         ------
Thomas J. Edelman            108,000          17.6%   $7.0625     2/19/03      $210,734       $465,667
Jay W. Decker                 96,000          15.6     6.8750     3/13/03       182,346        402,937
Brian J. Cree                 62,700          10.2     7.0625     2/19/03       122,343        270,345
David J. Kornder              34,800           5.7     7.0625     2/19/03        67,903        150,048
Keith M. Crouch               22,800           3.7     7.0625     2/19/03        44,488         98,307

___________________

(a) The assumed annual rates of stock price appreciation used in showing the potential realizable value of stock option grants are prescribed by rules of the Securities and Exchange Commission. The actual realized value of the options may be significantly greater or less than the amounts shown. For options granted during 1998 at an exercise price of $7.06, the values shown for 5% and 10% appreciation equate to a common stock price of $9.01 and $11.37, respectively, at the expiration date of the options. For options granted during 1998 at an exercise price of $6.88, the values shown for 5% and 10% appreciation equate to a common stock price of $8.77 and $11.07 respectively, at the expiration date of the options.

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Patina Oil & Gas Corporation

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--------------------------------------------------------------------------------

YEAR-END OPTION VALUES TABLE

     The following table sets forth information at December 31, 1998 with respect to exercisable and non-exercisable options held by the Named Officers. The table also includes the value of "in-the-money" options, which represents the spread between the exercise price of the existing stock options and the year-end Common Stock price of $2.9375 per share.

                                   AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END VALUES
                     -----------------------------------------------------------------------------------
                                                                                     VALUE OF
                                                  NUMBER OF UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                 OPTIONS AT YEAR END 1998   OPTIONS AT YEAR END 1998 (a)
                     SHARES ACQUIRED   VALUE    --------------------------  ----------------------------
 NAME                  ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------    ---------------  --------  -----------  -------------  ------------  --------------
Thomas J. Edelman                  -         -      325,000        183,000             -               -
Jay W. Decker                      -         -        4,500        101,500             -               -
Brian J. Cree                      -         -       60,000        122,700             -               -
David J. Kornder                   -         -       17,250         52,050             -               -
Keith M. Crouch                    -         -       22,500         45,300             -               -

________________

(a) As of December 31, 1998, all outstanding stock options were priced at a level above the share price on December 31, 1998 of $2.9375 per Common share. As such, there is no value attributed to these options. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation Committee of the Board of Directors, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan, deferred compensation plan and stock purchase plan. The Committee also establishes salary and bonus ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

     In establishing compensation policies, the Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similar size oil and gas companies or other business opportunities available to such executive officers while, within the Company, being fair and discriminating on the basis of personal performance. Annual awards of stock options and stock grants are intended both to retain executives and to motivate them to accomplish long-term growth objectives and improve long-term stock market performance.

     In establishing the base salary and bonus ranges for its executive officers, the Company targets the median cash compensation of competitor's executives having similar responsibilities. Adjustments, in large part subjective, are made to account for cases in which the responsibilities of Company executives differ from the responsibilities of executives from the companies surveyed. Base salaries have historically been set below the median, as bonuses, which are primarily determined by individual performance together with the Company's overall operational and financial performance, will typically constitute a larger portion of cash compensation. The Committee is advised as to compensation levels of

Patina Oil & Gas Corporation

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TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

competitors based on detailed data believed to be most comparable to the Company as well as the results of more general surveys. Guided by this information, compensation ranges are established, and individual executive compensation within these ranges is determined based upon the individual's responsibilities and performance.

     Mr. Edelman's has an employment agreement with the Company that provides for a yearly target bonus equal to his base salary, which was increased by 2.9% to $360,000 effective March 1, 1998. Mr. Edelman's bonus is based primarily on Company performance. The Committee has not established any particular formula or identified particular factors as more important than others in determining Company performance. The Committee considers various factors, including growth in reserves, net income and cash flow, as well as performance of the Company's Common Stock. The Committee also considers other matters, such as the extent to which these factors were influenced by management and its ability to position the Company for future growth. During 1998, the Committee specifically considered the excellent operational performance and optimization of production from the Company's core assets. The capital development program results exceeded expectations and contributed to an increase in proved reserves and the elimination of the long-term production decline on the Company's properties during the second half of 1998. However, despite the positive operational results, the Company's financial performance and stock price suffered due to the sharp decline in oil and gas prices during the year. As a result, the Committee and Mr. Edelman agreed to waive any 1998 bonus and Mr. Edelman voluntarily agreed to reduce his salary for the final nine months of 1999 to an annual rate of $120,000. In consideration of these and other compensation arrangements, and to further align his interests with those of the stockholders, Mr. Edelman was awarded 100,000 shares of restricted Common Stock in April 1999 and was simultaneously granted options to purchase 300,000 common shares. The options, granted subject to stockholder approval of Proposal II, are exercisable at a price of $3.9375 per share, the fair market value of the Common Stock on the date of grant, and will vest over the next three years. Bonuses for other officers and key managers are influenced by the Company's overall performance, but are determined primarily on senior management's assessment of individual performance and pre-established goals.

     Stock options are granted annually to Mr. Edelman and other officers and key employees to retain and motivate the grantees to improve long-term stock market performance. Options are granted only at the prevailing market price and will have value only if the price of the Company's Common Stock increases. Generally, options have a term of five years and vest 30% after one year, an additional 30% after two years and are fully vested after three years; an employee must be employed by the Company at the time of vesting in order to exercise the options.

     The Committee generally determines the number of options granted to Mr. Edelman and to other executives and key employees based on a formula under which the number of options granted is equal to a percentage, which varies with the degree to which an individual's responsibilities might affect the long-term price of the Company's Common Stock, of the individual's base salary. The Committee occasionally grants additional options when the Committee believes additional incentives are appropriate. During 1998, the Committee awarded 25,000 additional incentive options to certain officers and 15,000 incentive options to other key employees.

     The Committee maintains a Deferred Compensation Plan for select employees as a means to provide additional incentive for key employees to remain in the employ of the Company. Under the plan, key employees selected by the Committee are permitted to defer a portion of their compensation for periods determined by them or until their employment by the Company ceases. The Committee also determines annually the matching contribution to be made by the Company and may, in addition, authorize additional Company contributions to be made on behalf of designated individuals. Company matching contributions vest at 33% per year over three years, and any additional Company contributions vest over the period determined by the Committee. The Committee designated 13 key employees in 1998 as eligible to participate and determined that Company contributions would equal one hundred percent of each participant's contribution up to a maximum Company contribution of ten percent of any participant's salary.

Patina Oil & Gas Corporation

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--------------------------------------------------------------------------------

     The Committee also maintains a Stock Purchase Plan as a means to provide additional incentive and to further promote the alignment of interests of our officers and stockholders. The plan, which was approved by the stockholders in 1998, allows certain officers, directors and managers, to purchase restricted common shares at a discount from the closing price of the stock on the trading day prior to the purchase. During 1998, the Compensation Committee approved 291,250 common shares for possible purchase at 75% of the closing price during the current plan year. As of April 15, 1999 participants have purchased 257,632 shares of common stock, including 76,712 purchased with participant's 1997 bonuses, at prices ranging from $3.69 to $7.31 per share ($2.77 to $5.48 net price per share), resulting in cash proceeds to the Company of $1.3 million. Mr. Edelman purchased 108,076 shares under the plan, resulting in other compensation of $76,436.


     The foregoing report has been furnished by the members of the Compensation Committee.

                                    COMPENSATION COMMITTEE



                                    Alexander P. Lynch, Chairman
                                    Robert J. Clark
                                    Thomas R. Denison
                                    Elizabeth K. Lanier

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the Dow Jones Equity Market Index and the Dow Jones Secondary
Oils Index for the period May 1996 through December 1998.   The Secondary Oils
Index is composed of thirteen companies, all of which are significantly larger than the Company, selected by Dow Jones & Company, Inc. to represent non-major oil producers that generally do the bulk of their business domestically. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 3, 1996 and that all dividends were reinvested. The closing sales price of the Company's Common Stock on the last trading day of 1998 was $2.9375.

                   COMPARISON OF 32 MONTH CUMULATIVE RETURN
                         PATINA OIL & GAS CORPORATION
              DJ EQUITY MARKET INDEX AND DJ SECONDARY OILS INDEX

                             [GRAPH APPEARS HERE]


                                             MAY 1996           DEC 1996           DEC 1997           DEC 1998
                                         -----------------  -----------------  -----------------  -----------------
DJ Equity Market Index                          $100               $117               $157               $202
DJ Secondary Oil Index                           100                114                121                 88
Patina Oil & Gas Corporation                     100                119                 99                 38

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
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--------------------------------------------------------------------------------

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     In July 1997, the Company entered into an employment agreement with the Chairman of the Board and Chief Executive Officer of the Company. The agreement became effective on October 21, 1997 with the closing of certain transactions that eliminated SOCO's ownership in the Company. In February 1998, the agreement was amended and restated to clarify certain provisions thereof. The agreement has a term ending on January 1, 2001 and provides Mr. Edelman with a base salary of $350,000 and a yearly target bonus in a like amount to be determined by the Compensation Committee in its sole discretion. Increases in Mr. Edelman's salary are at the discretion of the Compensation Committee. On February 19, 1998, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $360,000, effective March 1, 1998. The agreement provides Mr. Edelman with certain protections in the event of a change in control of the Company and with certain other compensation plans, benefits and perquisites commensurate with his executive positions with the Company.

     In June 1997, the Company adopted a Change In Control Plan (the "Plan") which established three levels of severance benefits in the event of a change in control of the Company. The Executives of the Company, as defined in the Plan, receive the highest level of compensation in the event of a change in control with the Key Managers, as identified by the Board, and Regular Employees, as defined in the Plan, receiving more limited severance benefits. Upon a change in control, all non-vested securities of the Company held by employees will automatically vest as will all non-vested rights under or in connection with all the Company's benefit plans, including the 401(k) plan, deferred compensation plan, stock purchase plan and restricted stock grant.

     If an Executive is terminated within one year of a change in control or if an Executive resigns after a Material Change, as defined in the Plan, occurring within one year of a change in control, the Executive will receive an Executive Payment which consists of 150% of Base Compensation as defined in the Plan, accrued but unpaid bonuses and the greater of the Executive's most recent annual bonus or the projected annual bonus for the year in which the change in control occurs. If a Key Manager or a Regular Employee is terminated without cause within one year of a change in control, or resigns within 30 days of a reduction in Base Compensation occurring within one year of a change in control, the Key Manager will receive a Key Manager Payment and the Regular Employee will receive a Regular Employee Payment. A Key Manager Payment consists of 100% of Base Compensation, accrued but unpaid bonuses and the greater of the most recent annual bonus or the projected annual bonus for the year in which the change in control occurs. A Regular Employee Payment consists of one quarter of Base Compensation, accrued but unpaid bonuses and the greater of one quarter of the most recent annual bonus or one quarter of the projected annual bonus for the year in which the change in control occurs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Edelman was previously the President and a Director of SOCO. He resigned those positions in February 1997, but continues to be a significant SOCO shareholder. Mr. Edelman is also the Chairman of Range Resources Corporation, an oil and gas exploration and production company. SOCO owned approximately 74% of the Common Stock of the Company until October 21, 1997 when a series of transactions were closed that eliminated SOCO's ownership in the Company. During 1998, SOCO, Range Resources Corporation and the Company did not hold interests or participate together in any transactions involving the same oil and gas properties. During 1998, SOCO provided the Company with support pursuant to a corporate services agreement that was entered into in conjunction with the Gerrity Acquisition. As of May 31, 1998, the Company terminated this agreement and no longer utilizes any corporate services from SOCO. The Company continues to sublease certain office space from SOCO through 2001. The Company paid approximately $600,000 to SOCO under the corporate services and sublease agreements in 1998.

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Patina Oil & Gas Corporation

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--------------------------------------------------------------------------------

     In October 1997, the shareholders approved a special stock grant and purchase for certain officers and managers ("Management Investors") in conjunction with the redistribution of SOCO's ownership of the Company. The plan, which was amended effective December 31, 1997, provided for the grant of 496,250 restricted common shares, net of forfeitures, to the Management Investors. These shares will generally vest at 25% per year on January 1, 1998, 1999, 2000 and 2001. As such, 50% of the grant is currently vested. The Management Investors simultaneously purchased 303,797 common shares from the Company at $9.875 per share. A portion of this original purchase price ($850,000) was financed by the Company and is secured by all purchased and granted shares outstanding.

     In connection with his election as President of the Company on March 16, 1998, Jay W. Decker was granted 100,000 restricted shares of the Company's Common Stock. The shares are subject to a Restricted Stock Agreement dated March 16, 1998 which provides that the restrictions on the transfer of the granted shares lapse at the rate of 33.33% per year commencing March 16, 1999 or upon the death or disability of Mr. Decker. The Restricted Stock Agreement also provides for the pro-rata forfeiture of the granted shares against which the transfer restrictions have not lapsed should Mr. Decker's employment with the Company terminate, if such termination is by the Company without Cause or by him for Good Reason, as defined in the Agreement. The shares were issued at no cost to Mr. Decker as an inducement for him to accept employment with the Company. Mr. Decker is entitled to vote the granted shares and receive any dividends that might be paid in connection with the Common Stock even though the restrictions against the transfer of such shares have not lapsed.

     In connection with his election as President of the Company on March 16, 1998, Mr. Decker purchased 100,000 shares of Common Stock at a per share price of $6.875 for a total purchase price of $687,500. The Company loaned Mr. Decker $584,375, or 85% of the total purchase price, represented by a recourse promissory note which bears interest at the rate of 8.5% per annum payable each March 31 until the note is paid. The maturity date of Mr. Decker's note is March 16, 2001. Mr. Decker's obligation is secured by all of the shares purchased and granted to him in connection with his employment with the Company.

INDEBTEDNESS OF MANAGEMENT

     In October 1997, the Company closed a series of transactions which eliminated the ownership interest of SOCO in the Company. The transactions included: (i) the sale by SOCO of 10.9 million common shares of its Company stock to the public in a secondary offering, (ii) the repurchase and retirement by the Company of SOCO's remaining Common Shares, (iii) the sale by the Company of $40 million of the 8.50% Preferred Stock and 160,000 Common Shares to certain institutional investors and (iv) the sale of $3.0 million of Common Shares and the grant of 496,250 restricted Common Shares, net of forfeitures, to certain officers and key managers of the Company. In conjunction with these transactions, Mr. Edelman purchased 202,532 Common Shares at $9.875 per share for a total of $2.0 million. A total of 85% of the remaining $1.0 million of Common Shares purchased by other officers and key managers was financed by the Company. As a result, the following Executive Officers of the Company were indebted to the Company as of April 15, 1999:

               NAME                              TITLE                              AMOUNT
               ----                              -----                             --------
               Brian J. Cree       Executive Vice President                        $106,250
               David J. Kornder    Vice President-Chief Financial Officer            85,000
               David R. Macosko    Vice President                                    63,750
               Terry L. Ruby       Vice President                                    63,750
               David W. Siple      Vice President                                    63,750

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Patina Oil & Gas Corporation

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--------------------------------------------------------------------------------

     The Company loaned an additional $297,500 to a total of ten other key managers of the Company who purchased shares of Common Stock in the transactions. The indebtedness of each officer and key manager is in the form of a recourse promissory note which bears interest at the rate of 8.50% per annum payable each March 31 until the notes are paid. The maturity date for the indebtedness is January 2, 2001. The obligation of each officer and key manager is secured by all of the shares purchased and granted to him or her in the transactions described above.

     In connection with his election as President of the Company on March 16, 1998, Mr. Decker purchased 100,000 shares of Common Stock at a per share price of $6.875 for a total purchase price of $687,500. The Company loaned Mr. Decker $584,375, or 85% of the total purchase price, represented by a recourse promissory note which bears interest at the rate of 8.5% per annum payable each March 31 until the note is paid. The maturity date of Mr. Decker's note is March 16, 2001. Mr. Decker's obligation is secured by all of the shares purchased and granted to him in connection with his employment with the Company. The interest due March 31, 1999, under the arrangements discussed above, was forgiven by the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

                  PROPOSAL II  --  APPROVAL OF AMENDMENT TO THE
                   COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN

     On February 18, 1999, the Board of Directors unanimously approved a proposed amendment to the Company's 1996 Employee Stock Option Plan to (i) amend the definition of Stock, as defined in the plan, to include common stock which is convertible from the Company's outstanding preferred stock, and (ii) amend the aggregate number of shares of Stock to be issued pursuant to the exercise of the Options from (a) the lesser of three million shares of Stock or 10% of the outstanding Stock at the time of the grant, to (b) the greater of three million shares of Stock or 10% of the outstanding Stock at the time of the grant. The Company currently has two preferred stock issues outstanding that are convertible into approximately 8,761,000 shares of Common Stock consisting of the following: (1) 7.125% Preferred Stock with 1,444,926 shares outstanding, convertible into common stock at $8.61 per share, or 2.9036 common shares for each 7.125% preferred share; (2) 8.50% Preferred Stock with 1,735,031 shares outstanding, convertible into common stock at $9.50 per share, or 2.6316 common shares for each 8.50% preferred. The proposed amendment, if approved by the stockholders, would immediately increase the aggregate number of options to purchase shares of Common Stock from approximately 1,617,000 to the greater of 2,498,000 (10% of outstanding Common Stock plus convertible common shares plus existing Options) or three million. The proposed amendment, a copy of which is set forth in Exhibit A, is being submitted at the Annual Meeting for Stockholder approval.

REASONS FOR PROPOSED AMENDMENT

     The purpose of the plan is to provide an incentive for officers and key employees of the Company to remain in the service of the Company and align their interests in the growth and future prospects of the Company with those of the stockholders. Options are granted only at the prevailing market price and will have value only if the price of the Company's Common Stock increases.

     The stockholders originally approved the plan in May 1996 at which time the Company had 20.0 million shares of Common Stock outstanding and one preferred stock issue outstanding that was convertible into approximately 4.6 million common shares. The definition of Stock under the plan inadvertently excluded common shares convertible from the preferred stock issue. In October 1997, a series of transactions took place that eliminated SOCO's ownership in the Company. These transactions resulted in significant changes to the Company's capital structure. The Company purchased and retired over three million common shares and issued $40.0 million of 8.50% convertible preferred stock to certain institutional investors. The Company has continued to repurchase its Common Stock resulting in approximately four million less common shares outstanding.

     In eliminating SOCO's ownership in the Company and continuing to repurchase Common Stock, it was not the Board of Directors intent to reduce the number of stock options available to award key executives and employees. The Company currently has 1,607,860 options outstanding, with a weighted average exercise price of over $7.00 per common share. Under the existing plan, less than 14,000 options are currently available for issuance as result of the changes made to the Company's capital structure over the last two years. The Board of Directors believes that stock options are an important incentive to attract and retain key personnel and to increase stock ownership by such employees to increase their proprietary interest in the Company's success. This Amendment would correct the inadvertent reduction in available employee stock options and make available a sufficient number of options to comply with both the formula under which options are normally granted and the agreement reached with Mr. Edelman in April 1999.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

REQUIRED VOTE AND RECOMMENDATION

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE CONSIDERED AS VOTES CAST AT THE ANNUAL MEETING AND ACCORDINGLY, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE WITH RESPECT TO PROPOSAL II. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.


                  PROPOSAL III  --  APPROVAL OF AMENDMENT TO THE
                       COMPANY'S 1998 STOCK PURCHASE PLAN

     In April 1999, the Board of Directors unanimously approved a proposed amendment to the Company's 1998 Stock Purchase Plan. The Company is proposing to amend the plan to allow for an annual renewal of the 500,000 shares of Common Stock reserved for possible purchase under the plan. The purpose of the 1998 Stock Purchase Plan is to both retain directors, officers, key employees and consultants and advisors on whom the Company depends ("Participants") and align their interests in the growth and future prospects of the Company with those of the stockholders of the Company.

     The 1998 Stock Purchase Plan will continue to be administered by the Compensation Committee which has the sole power to determine the terms and conditions of making shares of Common Stock available for purchase under the plan, including the selection of the Participants, the number of shares that will be available to each Participant and the applicable discount from the closing price at which shares may be purchased. In 1998, the Compensation Committee approved 291,250 common shares (exclusive of shares available for purchase with Participants' salaries and bonuses) for possible purchase by Participants at 75% of the closing price. During the plan year, participants purchased 257,632 shares of common stock, including 76,712 shares purchased with Participant's 1997 bonuses, at prices ranging from $3.69 to $7.31 per share ($2.77 to $5.48 net price per share), resulting in cash proceeds to the Company of $1.3 million. The proposed amendment, a copy of which is set forth in Exhibit B, is being submitted at the Annual Meeting for Stockholder approval.

REASONS FOR PROPOSED AMENDMENT

     The 1998 Stock Purchase Plan, as previously approved by shareholders, allowed for the issuance of 500,000 common shares. To date, 257,632 shares have been issued under the plan, resulting in 242,368 remaining shares reserved for possible purchase under the plan. The Board of Directors believes the plan is an excellent means of promoting the further alignment of the interests of the Company's officers, directors and key employees with that of the stockholders. This amendment would provide the Compensation Committee with more flexibility in determining shares available for purchase under the plan.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

REQUIRED VOTE AND RECOMMENDATION

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE CONSIDERED AS VOTES CAST AT THE ANNUAL MEETING AND ACCORDINGLY, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE WITH RESPECT TO PROPOSAL III. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

OTHER BUSINESS

     The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under the accompanying proxy will, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

SUBMISSION OF PROPOSALS BY STOCKHOLDERS FOR THE COMPANY'S 2000 ANNUAL MEETING

     In order to be eligible for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its corporate offices in Denver, Colorado by December 31, 1999.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP is the principal accountant selected by the Company. Representatives of such firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ANNUAL REPORT AND FORM 10-K

     The 1998 Annual Report of the Company for the fiscal year ended December 31, 1998, including audited financial statements, is being forwarded to each stockholder of record as of April 15, 1999, together with this Proxy Statement.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS ON REQUEST TO:

     Patina Oil & Gas Corporation
     1625 Broadway, Suite 2000
     Denver, Colorado 80202
     Attention: Investor Relations

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 1999
--------------------------------------------------------------------------------

OTHER MATTERS

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

     The Board of Directors of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.


                              PATINA OIL & GAS CORPORATION
                              By Order of the Board of Directors


                              David J. Kornder
                              Secretary
Denver, Colorado
April 23, 1999

                                   EXHIBIT A

                             AMENDMENT NO. 1 TO THE
                        1996 EMPLOYEE STOCK OPTION PLAN
                        OF PATINA OIL & GAS CORPORATION

     THIS AMENDMENT NO. 1 to the 1996 Employee Stock Option Plan of Patina Oil & Gas Corporation (this "Amendment"), dated as of May 28, 1999, is entered into by Patina Oil & Gas Corporation, pursuant to authority granted to it in Section 9 of the 1996 Employee Stock Option Plan of Patina Oil & Gas Corporation, dated as of May 2, 1996 (the "Stock Option Plan").

     WHEREAS, Section 9 of the Stock Option Plan provides that the Board of Directors may, insofar as permitted by law, with respect to any shares [which] at the time are not subject to Options, revise or amend the Stock Option Plan in any respect whatsoever; provided, however, that without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Corporation, no such revision or amendment shall change the number of shares of the Stock subject to the Plan; and

     WHEREAS, on February 18, 1999 the Board of Directors approved a proposed amendment to the Stock Option Plan to (i) amend the definition of Stock as defined in the Stock Option Plan to include Common Stock to be issued pursuant to the conversion of any convertible preferred stock outstanding and (ii) amend the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options from (a) the lesser of three million shares of Stock or 10% of the number of shares of Stock outstanding at the time of grant to (b) the greater of three million shares of Stock or 10% of the number of shares of Stock outstanding at the time of grant (the "Proposed Amendment"); and

     WHEREAS, on May 27, 1999, holders of a majority of the outstanding shares of voting stock of all classes of the Corporation approved the Proposed Amendment;

     NOW, THEREFORE, the Stock Option Plan is hereby amended as follows:

     1. AMENDMENT RELATING TO DEFINITION OF STOCK. Section 1.13 of the Stock Option Plan is hereby amended as follows:

     "1.13 "Stock" shall mean the Corporation's authorized $.01 par value common stock together with any Common Stock to be issued pursuant to the conversion of any convertible preferred stock outstanding."

     2. AMENDMENT RELATING TO DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. Paragraph 2.1 of the Stock Option Plan is amended by replacing the second paragraph thereof with the following:

     "Subject to Paragraph 2.2 and to the adjustments in Paragraph 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder that have not theretofore expired, terminated or been exercised may equal the greater of 3,000,000 shares of Stock or 10% of the number of shares of Stock outstanding at the time of such grant."

     3. CAPITALIZED TERMS. Capitalized terms used but not defined herein are used as defined in the Stock Option Plan. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.


                              PATINA OIL & GAS CORPORATION


                              By:________________________________
                                    David J. Kornder
                                    Secretary

                                   EXHIBIT B

                             AMENDMENT NO. 1 TO THE
                            1998 STOCK PURCHASE PLAN
                        OF PATINA OIL & GAS CORPORATION

     THIS AMENDMENT NO. 1 to the 1998 Stock Purchase Plan of Patina Oil & Gas Corporation (this "Amendment"), dated as of May 28, 1999, is entered into by Patina Oil & Gas Corporation, pursuant to authority granted to it in Article X of the 1998 Stock Purchase Plan of Patina Oil & Gas Corporation, dated as of February 19, 1998 (the "Stock Purchase Plan").

     WHEREAS, Article X of the Stock Purchase Plan provides that the Board of Directors may, insofar as permitted by law, modify or amend the Stock Purchase Plan in any respect whatsoever; provided, however, that any amendment that would materially increase the cost of the Stock Purchase Plan to the Company must be approved by the stockholders of the Company; and

     WHEREAS, in April 1999 the Board of Directors approved a proposed amendment to the Stock Purchase Plan to amend Article IV to allow for the annual renewal of 500,000 shares of Common Stock to be reserved for possible purchase under the Stock Purchase Plan (the "Proposed Amendment"); and

     WHEREAS, on May 27, 1999, holders of a majority of the outstanding shares of voting stock of all classes of the Corporation approved the Proposed Amendment;

     NOW, THEREFORE, the Stock Purchase Plan is hereby amended as follows:

     1. AMENDMENT RELATING TO SHARES. Article IV of the Stock Purchase Plan is hereby amended by replacing the Paragraph in Article IV with the following:

     "There shall be 500,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article IX hereof. The 500,000 shares of Common Stock reserved for purchase under the Plan will be automatically renewed each Plan Year, with the cancellation of any remaining unpurchased shares from the previous Plan Year. The shares of Common Stock subject to the Plan shall be shares of authorized but unissued Common Stock"

     2. CAPITALIZED TERMS. Capitalized terms used but not defined herein are used as defined in the Stock Purchase Plan. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.


                              PATINA OIL & GAS CORPORATION


                              By:________________________________
                                    David J. Kornder
                                    Secretary

                         PATINA OIL & GAS CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 20th floor, 1625 Broadway, Denver, Colorado, on Thursday, May 27,
1999, at 9:00 a.m. Mountain Daylight Time. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for inspection by any stockholder who may be present. The purposes for which the Annual Meeting is to be held are as follows:

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                            _FOLD AND DETACH HERE_

The Board of Directors recommends that the stockholders vote FOR EACH of the nominees and proposals listed below.

                                                                Please Mark
                                                                your vote as
                                                                indicated in
                                                                this example [X]

1.   To elect a board of eight directors, each for a one year term.
     Nominees for Election at Annual Meeting                                      FOR    WITHHELD
     Christopher C. Behrens, Robert J. Clark, Brian J. Cree, Jay W. Decker,              FOR ALL
     Thomas R. Denison, Thomas J. Edelman, Elizabeth K. Lanier, Alexander P.      [_]    [_]
     Lynch

     WITHHELD FOR: (Write in Nominee's name in the space provided below)

     ____________________________________________


2.   To consider and adopt an amendment to the Company's 1998 Employee Stock      FOR    AGAINST   ABSTAIN
     Option Plan, which amendment includes an increase in the number of options   [_]    [_]       [_]
     to purchase shares of the Company's common stock.

3.   To consider and adopt an amendment to the Company's 1998 Stock Purchase
     Plan to include an annual renewal of Common Stock reserved for possible      [_]    [_]       [_]
     purchase under the plan.

4.   To transact any other business which properly may be brought before the
     Annual Meeting or any adjournment(s) thereof.                                [_]    [_]       [_]

Subject to the provisions of the By-laws of the Company, registered stockholders as of April 15, 1999 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy or (ii) that are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to stockholders, their proxies and invited guests of the Company.

___________________________________
(Signature)

___________________________________
(Signature if held jointly)

Date: _____________________________
(Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)

                            _FOLD AND DETACH HERE_